SUBLEASE
THIS SUBLEASE ("Sublease"), dated November 15, 1999 for reference purposes only, is entered into by and between IMEDIA CORPORATION, a California corporation ("Sublandlord") and ISP CHANNEL, INC., a Delaware corporation ("Subtenant").
RECITALS
A. Sublandlord leases certain premises consisting of an
industrial building containing approximately 9,400 square feet, located at 510 Clyde Avenue, Mountain View, California, pursuant to that certain Lease dated April 20, 1998, between MV Technology Park
Investors LLC, successor-in-interest to Martin CL Associates, L.P., as landlord (the "Master Landlord") and Sublandlord, as tenant (the
"Master Lease"), as more particularly described therein (the "Premises"). Capitalized terms used but not defined herein have the same meanings as they have in the Master Lease.
B. Sublandlord desires to sublease the Premises to Subtenant, and Subtenant desires to sublease the Premises from Sublandlord on the terms and provisions hereof.
NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, Sublandlord and Subtenant covenant and agree as follows:
AGREEMENT
1. Premises.  On and subject to the terms and conditions
below, Sublandlord hereby leases to Subtenant, and Subtenant hereby leases from Sublandlord, the Premises.
2. Term.  This Sublease shall commence on October 15, 1999
(the "Commencement Date"), provided Sublandlord has theretofore obtained the consent of Master Landlord, and shall expire June 21,
2003, unless sooner terminated pursuant to any provision hereof.
3. Possession.  If for any reason Sublandlord cannot deliver possession of the Premises to Subtenant within fifteen (15) days of the execution of this Sublease, Sublandlord shall not be subject to any liability therefor, nor shall such failure affect the validity of this Sublease or the obligations of Subtenant hereunder or extend the term hereof, provided that no rent shall be due hereunder until possession of the Premises has been delivered to Subtenant.
4. Rent.
(a) Commencing on the Commencement Date and continuing
throughout the term of this Sublease, Subtenant shall pay monthly rent to Sublandlord in the following amounts:
(i) Base Rent.  Starting on the Commencement Date,
Sublessee shall pay as base rent ("Base Rent") for the Premises monthly rent in the amounts set forth below. Base Rent and Additional Rent shall collectively be referred to herein as "Rent."
                Amount Per
Months  Square Foot NNN Monthly Rental
10/15/1999-10/14/2000   $2.15   $20,210
10/15/2000-10/14/2001   $2.20   $20,680
10/15/2001-10/14/2002   $2.25   $21,150
10/15/2002-06/21/2003   $2.30   $21,620
(ii) Additional Rent.  In addition to Base Rent,
Subtenant shall also pay to Sublandlord, all Subtenant's Share of
Common Operating Expenses (as that term is defined in Section 8.1 of the Master Lease) and all other costs payable by Sublandlord under
Section 3.2 of the Master Lease ("Additional Rent"). If Sublandlord receives monthly invoices for such Additional Rent from the Master Landlord, under Section 8.1 of the Master Lease, Sublandlord shall immediately forward same to Subtenant for payment. Alternatively, if Sublandlord currently pays an estimated monthly installment for such Additional Rent, under Section 8.1 of the Master Lease, Sublandlord shall each month prepare and send to Subtenant an invoice for such Additional Rent due on the first day of the following month. Subtenant shall pay each invoice for Additional Rent within five (5) days of receipt of same from Sublandlord.
(iii) Payment of Rent.  If the Commencement Date does
not fall on the first day of a calendar month, Rent for the first month shall be prorated on a daily basis based upon a calendar month. Rent shall be payable to Sublandlord in lawful money of the United States, in advance, without prior notice, demand, or offset, on or before the first day of each calendar month during the term hereof. All Rent shall be paid to Sublandlord at the address specified for notices to Sublandlord in Section 14, below.
(b) Subtenant recognizes that late payment of any Rent
will result in administrative expenses to Sublandlord, the extent of which additional expenses are extremely difficult and economically impractical to ascertain. Subtenant therefore agrees that if any Rent shall remain unpaid five (5) days after such amounts are due, the amount of such Rent shall be increased by a late charge to be paid to Sublandlord by Subtenant in an amount equal to ten (10) percent of the amount of the delinquent Rent.
(c) Upon execution of this Sublease, Subtenant shall
deliver to Sublandlord the sum of Twenty Thousand Two Hundred Ten Dollars ($20,210), representing the first month's Base Rent.
(d) In the event of any casualty or condemnation
affecting the Premises, Rent payable by Subtenant shall be abated hereunder, but only to the extent that Rent under the Master Lease is abated, and Subtenant waives any right to terminate this Sublease in connection with such casualty or condemnation except to the extent the Master Lease is also terminated as to the Premises or any portion thereof.
5. Security Deposit.  Upon execution of this Sublease,
Subtenant shall deposit with Sublandlord the sum of Twenty-One Thousand Six Hundred Twenty Dollars ($21,620) as a security deposit ("Security Deposit"). If Subtenant fails to pay Rent or other charges when due under this Sublease, or fails to perform any of its other obligations hereunder, Sublandlord may use or apply all or any portion of the Security Deposit for the payment of any Rent or other amount then due hereunder and unpaid, for the payment of any other sum for which Sublandlord may become obligated by reason of Subtenant's default or breach, or for any loss or damage sustained by Sublandlord as a result of Subtenant's default or breach. If Sublandlord so uses any portion of the Security Deposit, Subtenant shall restore the Security Deposit to the full amount originally deposited within ten (10) days after Sublandlord's written demand. Sublandlord shall not be required to keep the Security Deposit separate from its general accounts, and shall have no obligation or liability for payment of interest on the Security Deposit. The Security Deposit, or so much thereof as had not theretofore been applied by Sublandlord, shall be returned to Subtenant within thirty (30) days of the expiration or earlier termination of this Sublease, provided Subtenant has vacated the Premises according to the terms of this Sublease.
6. Assignment and Subletting. Subtenant may not assign,
sublet, transfer, pledge, hypothecate or otherwise encumber the Premises, in whole or in part, or permit the use or occupancy of the Premises by anyone other than Subtenant, unless Subtenant has obtained Sublandlord's consent thereto (which shall not be unreasonably withheld) and the consent of Master Landlord. Regardless of Sublandlord's consent, no subletting or assignment shall release Subtenant of its obligations hereunder. Any rent or other consideration payable to Subtenant pursuant to any sublease or assignment permitted by this paragraph which is in excess of the Rent payable to Sublandlord pursuant hereto ("Sublease Bonus Rent") shall be divided equally between Sublandlord and Subtenant. Sublandlord specifically agrees, however, that Subtenant may freely assign, transfer or sublease this Sublease to any subsidiary, parent company, or related entity, according to the terms of Section 14.1(F) of the Master Lease, including such relationship established through the sale or transfer of stock, provided that such subsidiary, company or entity assumes all obligations and duties of this Sublease, and provided further that Subtenant shall remain obligated for the performance of all the terms and conditions of this Sublease, regardless of to whom this Sublease is assigned, transferred or subleased.
7. Condition of Premises. Subtenant has used due diligence in inspecting the Premises and agrees to accept the Premises in "as-is" condition and with all faults without any representation or warranty of any kind or nature whatsoever, or any obligation on the part of Sublandlord to modify, improve or otherwise prepare the Premises for Subtenant's occupancy.
8. Use.  Subtenant may use the Premises only for the purposes as allowed in the Master Lease, and for no other purpose. Subtenant shall promptly comply with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements in effect during the term of this Sublease governing, affecting and regulating the Premises, including but not limited to the use thereof. Subtenant shall not use or permit the use of the Premises in a manner that will create waste or a nuisance, interfere with or disturb other tenants in the Building or violate the provisions of the Master Lease.
9. Parking.  Subtenant shall have such parking rights as
Sublandlord may have in connection with the Premises pursuant to
Section 4.5 of the Master Lease.
10. Incorporation of Sublease.
(a) All of the terms and provisions of the Master Lease,
except as provided in subsection (b) below, are incorporated into and made a part of this Sublease and the rights and obligations of the parties under the Master Lease are hereby imposed upon the parties hereto with respect to the Premises, Sublandlord being substituted for the "Landlord" in the Master Lease, and Subtenant being substituted for the "Tenant" in the Master Lease. It is further understood that where reference is made in the Master Lease to the "Premises," the same shall mean the Premises as defined herein; where reference is made to the "Commencement Date," the same shall mean the Commencement Date as defined herein; and where reference is made to the "Lease," the same shall mean this Sublease.
(b) The following Paragraphs of the Master Lease are not
incorporated herein: Summary of Basic Lease Terms: A, B, C, I, J, K, L, M, P, Q, R, 1.3, 1.6, 1.8, 1.12, 1.18, 2.2, 2.3, 3.1, 3.3, 3.5,
15.8, 15.13, and Exhibit B.
(c) Subtenant hereby assumes and agrees to perform for
Sublandlord's benefit, during the term of this Sublease, all of Sublandlord's obligations with respect to the Premises under the Master Lease, except as otherwise provided herein. Subtenant shall not commit or permit to be committed any act or omission which violates any term or condition of the Master Lease. Except as otherwise provided herein, this Sublease shall be subject and subordinate to all of the terms of the Master Lease.
11. Insurance.  Subtenant shall be responsible for compliance with the insurance provisions of Section 9 of the Master Lease. Such insurance shall insure the performance by Subtenant of its indemnification obligations hereunder and shall name Master Landlord and Sublandlord as additional insureds. All insurance required under this Sublease shall contain an endorsement requiring thirty (30) days written notice from the insurance company to Subtenant and Sublandlord before cancellation or change in the coverage, insureds or amount of any policy. Subtenant shall provide Sublandlord with certificates of insurance evidencing such coverage prior to the commencement of this Sublease.
12. Default.  In addition to defaults contained in the Master
Lease, failure of Subtenant to make any payment of Rent when due hereunder shall constitute an event of default hereunder.
13. Notices.  The addresses specified in the Master Lease for receipt of notices to each of the parties are deleted and replaced with the following:
To Sublandlord at:              2952 Bunker Hill Lane
Santa Clara, CA  95054
Attn:  Operations Controller
To Subtenant at:                At the Premises

14. Sublandlord's Obligations.
(a) To the extent that the provision of any services or
the performance of any maintenance or any other act respecting the Premises or Building is the responsibility of Master Landlord (collectively "Master Landlord Obligations"), upon Subtenant's request, Sublandlord shall make reasonable efforts to cause Master Landlord to perform such Master Landlord Obligations, provided, however, that in no event shall Sublandlord be liable to Subtenant for any liability, loss or damage whatsoever in the event that Master Landlord should fail to perform the same, nor shall Subtenant be entitled to withhold the payment of Rent or terminate this Sublease. It is expressly understood that the services and repairs which are incorporated herein by reference, including but not limited to the maintenance of exterior walls, structural portions of the roof, foundations, walls and floors, will in fact be furnished by Master Landlord and not by Sublandlord, except to the extent otherwise provided in the Master Lease. In addition, Sublandlord shall not be liable for any maintenance, restoration (following casualty or destruction) or repairs in or to the Building or Premises, other than its obligation hereunder to use reasonable efforts to cause Master Landlord to perform its obligations under the Master Lease. With respect to any maintenance or repair to be performed by Master Landlord respecting the Premises, the parties expressly agree that Subtenant shall have the right to contact Master Landlord directly to cause it to so perform.
(b) Except as otherwise provided herein, Sublandlord
shall have no other obligations to Subtenant with respect to the Premises or the performance of the Master Landlord Obligations.
15. Early Termination of Sublease. If, without the fault of Sublandlord, the Master Lease should terminate prior to the expiration of this Sublease, Sublandlord shall have no liability to Subtenant on account of such termination. To the extent that the Master Lease grants Sublandlord any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Sublandlord shall be entitled to exercise or not exercise such right in its complete and absolute discretion.
16. Consent of Master Landlord and Sublandlord.  If Subtenant
desires to take any action which requires the consent or approval of Sublandlord pursuant to the terms of this Sublease, prior to taking such action, including, without limitation, making any alterations, then, notwithstanding anything to the contrary herein, (a) Sublandlord shall have the same rights of approval or disapproval as Master Landlord has under the Master Lease, and (b) Subtenant shall not take any such action until it obtains the consent of Sublandlord and Master Landlord, as may be required under this Sublease or the Master Lease. This Sublease shall not be effective unless and until any required written consent of the Master Landlord shall have been obtained.
17. Indemnity.  Subtenant shall indemnify, defend, protect, and hold Sublandlord and Master Landlord harmless from and against all actions, claims, demands, costs liabilities, losses, reasonable attorneys' fees, damages, penalties, and expenses (collectively "Claims") which may be brought or made against Sublandlord or which Sublandlord may pay or incur to the extent of such claims caused by (i) a breach of this Sublease by Subtenant, (ii) any violation of law by Subtenant or its employees, agents, contractors or invitees (collectively, "Agents") relating to the use or occupancy of the Premises, (iii) any act or omission by Subtenant or its Agents resulting in contamination of any part or all of the Premises by Hazardous Materials, or (iv) the negligence or willful misconduct of Subtenant or its Agents.
18. Brokers.  Each party hereto represents and warrants that it has dealt with no broker in connection with this Sublease and the transactions contemplated herein, except Cornish & Carey Commercial and Cupertino Capital. Each party shall indemnify, protect, defend and hold the other party harmless from all costs and expenses (including reasonable attorneys' fees) arising from or relating to a breach of the foregoing representation and warranty.
19. Surrender of Premises.  Upon the expiration or earlier
termination of this Sublease, Subtenant shall surrender the Premises in the same condition as they were in on the Commencement Date, except for ordinary wear and tear.
20. No Third Party Rights.  The benefit of the provisions of this Sublease is expressly limited to Sublandlord and Subtenant and their respective permitted successors and assigns. Under no circumstances will any third party be construed to have any rights as a third party beneficiary with respect to any of said provisions.
21. Counterparts. This Sublease may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one agreement.
22. Representations and Warranties. Sublandlord represents and warrants that the Master Lease is the entire agreement between Master Landlord and Sublandlord relating to the Premises and is in full force and effect, and that to Sublandlord's knowledge neither Sublandlord nor Master Landlord is in default beyond applicable cure periods under the Master Lease.
IN WITNESS WHEREOF, the parties have executed this Sublease as of the date first written above.
IMEDIA CORPORATION                              ISP CHANNEL, INC.
By:                                                     By:

Its:                                                    Its:


CONSENT OF MASTER LANDLORD
MV Technology Park Investors LLC, the Master Landlord under the
Master Lease hereby consents to the Sublease attached hereto, and all of the terms and conditions contained therein.
MV TECHNOLOGY PARK INVESTORS LLC

a
By:
Its:
Date:

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